EXECUTION COPY

                   FIRST AMENDMENT, WAIVER AND AGREEMENT

          FIRST AMENDMENT, WAIVER AND AGREEMENT, dated as of March 24, 1997 (this "AMENDMENT"), to the Existing Credit Agreement (as hereinafter defined), by and among INTERNATIONAL AIRLINE SUPPORT GROUP, INC., a Delaware corporation (the "BORROWER"), and BNY FINANCIAL CORPORATION, a New York corporation (the "LENDER").

                                 RECITALS

     The Borrower and the Lender have entered into the Existing Credit Agreement, pursuant to which the Lender is providing to the Borrower (i) an $11,000,000.00 revolving credit facility (the "REVOLVER FACILITY") and a $3,000,000.00 term loan facility (as specifically defined below, the "TERM LOAN A FACILITY"), which is secured by accounts receivable, inventory and other collateral of the Borrower. The Borrower has requested that the Lender provide an additional $3,750,000.00 term loan facility (as specifically defined below, the "TERM LOAN B FACILITY") for the acquisition of three (3) Boeing 727-100 aircraft (bearing manufacturer's serial numbers 18892, 18903 and 18905, respectively) (the "AIRCRAFT ACQUISITION"). The Borrower has also requested that the Lender increase the maximum amount available under the Revolver Facility to $13,000,000.00. Subject to the terms and conditions hereof, the Lender is willing (i) to provide the Term Loan B Facility to the Borrower, (ii) to increase the maximum amount available under the Revolver Facility to $13,000,000.00 and (iii) to amend and waive certain provisions of the Existing Credit Agreement in order to effectuate the foregoing.

     In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

                                ****ARTII.
                                Definitions

          A.DEFINITIONS. (a) In addition to the definitions set forth in the heading and the recitals to this Amendment, the following definitions shall apply to this Amendment:

          "AGREEMENT":   means the Credit Agreement,  dated as of September
30, 1996, between the Borrower and the Lender, as amended, supplemented or otherwise modified from time to time up to and including this Amendment.

          "EXISTING CREDIT AGREEMENT": means the Credit Agreement, dated as of September 30, 1996, between the Borrower and the Lender, as the same may have been amended, supplemented or modified from time to time up to but not including the effectiveness of this Amendment.

          "FIRST AMENDMENT DOCUMENTS": the First Amendment, Amendment No. 1 to Borrower Security Agreement, the Pledge Agreement, the Emery Consent and Agreement, the Term Loan B Aircraft Chattel Mortgages, the Emery Leases, the Emery Aircraft Lease Supplements, Term Note B, and any other agreements, instruments and documents executed or delivered pursuant to or in connection with the First Amendment and the transactions contemplated thereby.

          (b) Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

                                ****ARTII.
                              Representations

          A.REPRESENTATIONS.   The  Borrower hereby represents and warrants
as follows:

          *a)It (A) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (C) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (D) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith reasonably could not, in the aggregate, be expected to have a Material Adverse Effect.

          *a)It has the power and authority, and the legal right, to make, deliver and perform this Amendment and the other First Amendment Documents to which it is a party and to borrow under the Agreement and has taken all necessary action to authorize the borrowings on the terms and conditions of the Agreement and this Amendment and to authorize the execution, delivery and performance of the First Amendment Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under the Agreement or with the execution, delivery, performance, validity or enforceability of the First Amendment Documents to which it is a party. Each First Amendment Document to which the Borrower is a party has been or will be duly executed and delivered on behalf of the Borrower. Each First Amendment Document to which the Borrower is a party when executed and delivered will constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          *a)The conditions contained in Article V hereof have been satisfied.

          *1.The Borrower represents that each of the Credit Documents is on the date hereof in full force and effect.

                                ****ARTII.
                  Amendments to Existing Credit Agreement

          A.AMENDMENTS TO SECTION  1.    Section 1.1 of the Existing Credit
Agreement is hereby amended by inserting the following new definitions therein in alphabetical order:

               "AMENDMENT NO. 1 TO BORROWER SECURITY AGREEMENT": that certain Amendment No. 1 to Borrower Security Agreement, dated as of the First Amendment Effective Date, from the Borrower to the Lender.

               "EMERY":    Emery   Worldwide   Airlines,   Inc.,  a  Nevada
     corporation.

               "EMERY AIRCRAFT LEASE SUPPLEMENTS": the collective reference to the Lease Assignment Assumption and Releases, dated as of March 24, 1997 by and among AAR Engine Group, Inc., the Borrower and Emery, pursuant to which the Borrower becomes the lessor under each of the Emery Leases.

               "EMERY CONSENT AND AGREEMENT":   that  certain  Consent  and
     Agreement, dated as of the date hereof, by and among Emery, the Borrower and the Lender, in respect of the Emery Leases.

               "EMERY LEASES": the collective reference  to  each  Aircraft
     Least Agreement in respect of a Term Loan B Aircraft, dated as of February 17, 1994 September 22, 1993 and September 23, 1993, respectively, and each of which is between Emery (as lessee) and the Borrower (as successor lessor), as the same may be amended, supplemented or modified from time to time.

               "FIRST AMENDMENT": that certain First Amendment, Waiver and Agreement, dated as of March 24, 1997, between the Borrower and the Lender.

               "FIRST AMENDMENT DOCUMENTS": the First Amendment, Amendment No. 1 to Borrower Security Agreement, the Pledge Agreement, the Emery Consent and Agreement, the Term Loan B Aircraft Chattel Mortgages, the Emery Leases, the Emery Aircraft Lease Supplements, Term Note B, and any other agreements, instruments and documents executed or delivered pursuant to or in connection with the First Amendment and the transactions contemplated thereby.

               "FIRST AMENDMENT EFFECTIVE DATE": the date on which all of the conditions precedent to the effectiveness of the First Amendment set forth in Article V of the First Amendment are first satisfied or waived.

               "PLEDGE AGREEMENT": that certain Borrower Pledge Agreement, dated as of the First Amendment Effective Date, from the Borrower to the Lender pursuant to which the Borrower pledges to the Lender 100% of the outstanding Capital Stock of IASG-Virgin Islands, Inc., its wholly-owned subsidiary.

               "TERM LOAN A": as defined in Section 2.3(a) (together with any advance made in connection with the substitution of a Term Loan A Aircraft or a Term Loan A Aircraft Engine pursuant to Section 2.5(a)).

               "TERM LOAN A AIRCRAFT": means each Aircraft owned from time to time by the Borrower and listed as a Term Loan A Aircraft and described on SCHEDULE I hereto, as the same may be amended or modified from time to time in accordance with this Agreement.

               "TERM LOAN A AIRCRAFT ENGINE": means each Aircraft Engine owned from time to time by the Borrower and listed as a Term Loan A Aircraft Engine and described on SCHEDULE I hereto, as the same may be amended or modified from time to time in accordance with this Agreement.

               "TERM LOAN A BORROWING BASE": at any time, an amount equal to (i) 80% (or such other percentage as the Lender shall determine in its sole discretion) of the Forced Liquidation Value, after deduction of any applicable Collateral Reserves, at such time, of all Term Loan A Aircraft domiciled in jurisdictions other than Kenya and all Term Loan A Aircraft Engines and (ii) 50% (or such other percentage as the Lender shall determine in its sole discretion) of the Forced Liquidation Value, after deduction of any applicable Collateral
     Reserves, at such time, of all Term Loan A Aircraft domiciled in Kenya.

               "TERM LOAN A FACILITY": at any time, the obligation of the Lender to make Term Loan A in accordance with the provisions of this Agreement, which shall not exceed an amount equal to $3,000,000.00 MINUS the aggregate amount of repayments of principal then required to have been made in accordance with SCHEDULE 2.3A.

               "TERM LOAN B": as defined in Section 2.3(b) (together with any advance made in connection with the substitution of a Term Loan B Aircraft or a Term Loan B Aircraft Engine pursuant to Section 2.5(b)).

               "TERM LOAN B AIRCRAFT": means each Aircraft owned from time to time by the Borrower and listed as a Term Loan B Aircraft and described on SCHEDULE I hereto, as the same may be amended or modified from time to time in accordance with this Agreement.

               "TERM LOAN B AIRCRAFT ENGINE": means each Aircraft Engine owned from time to time by the Borrower and listed as a Term Loan B Aircraft Engine and described on SCHEDULE I hereto, as the same may be amended or modified from time to time in accordance with this Agreement.

               "TERM LOAN B AIRCRAFT CHATTEL MORTGAGES": the collective reference to each Aircraft Chattel Mortgage, dated as of the First Amendment Effective Date, from the Borrower to the Lender with respect to a Term Loan B Aircraft.

               "TERM LOAN B BORROWING BASE": at any time, an amount equal to 80% (or such other percentage as the Lender shall determine in its sole discretion) of the Forced Liquidation Value, after deduction of any applicable Collateral Reserves, at such time, of all Term Loan B Aircraft and all Term Loan B Aircraft Engines.

               "TERM LOAN B FACILITY": at any time, the obligation of the Lender to make Term Loan B in accordance with the provisions of this Agreement, which shall not exceed an amount equal to $3,750,000.00 MINUS the aggregate amount of repayments of principal then required to have been made in accordance with SCHEDULE 2.3B.

               "TERM LOAN BORROWING  BASES":   the  collective reference to
     the Term Loan A Borrowing Base and the Term Loan B Borrowing Base.

               "TERM LOAN FACILITIES": the collective reference to the Term Loan A Facility and the Term Loan B Facility.

               "TERM LOANS":   the  collective reference to Term Loan A and
     Term Loan B.

               "TERM NOTE A": a promissory note of the Borrower evidencing Term Loan A, in form and substance acceptable to the Lender.

               "TERM NOTE B": a promissory note of the Borrower evidencing Term Loan B, in form and substance acceptable to the Lender.

          *1.The definition of the term "Approved Aircraft" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               ""APPROVED AIRCRAFT": means the collective reference to the Term Loan A Aircraft, the Term Loan A Aircraft Engines, the Term Loan B Aircraft and the Term Loan B Aircraft Engines."

          *1.The definition of the term "Credit Documents" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               ""CREDIT DOCUMENTS": this Agreement, the First Amendment, the Security Documents, the Republic Intercreditor Agreement, each Consent and Agreement, Term Note A, Term Note B, any Revolver Note and any other documents, agreements or instruments executed and delivered to the Lender pursuant to Section 6.11."

          *1.The definition of the term "Facilities" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               ""FACILITIES": the collective reference to the Revolver Facility and the Term Loan Facilities."

          *1.Clause  I  of  the definition of "Revolver Borrowing Base"  in
Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               "I. the sum of (a) 85% (or such other percentage as the Lender shall determine in its sole and absolute discretion) of the total outstanding balance, after subtracting any Collateral Reserves, of then Eligible Accounts and Eligible Lease Payment Receivables, (b) 100% (or such other percentage as the Lender shall determine in its sole and absolute discretion) of the aggregate amount of all maintenance reserves held in a restricted account pursuant to Section 3.5(f), and (c) the least of (i) 100 % (or such other percentage as the Lender shall determine in its sole and absolute discretion) of the total cost, after subtracting any Collateral Reserves, of then Eligible Inventory plus $500,000.00, (ii) 75% (or such other percentage as the Lender shall determine in its sole and absolute discretion) of the Forced Liquidation Value, after subtracting any Collateral Reserves, of such Eligible Inventory and
     (iii) $9,500,000.00;"

          *1.The definition of "Revolver Facility" in Section 1.1 of the Existing Credit Agreement is hereby amended by deleting in the third line thereof the number "$11,000,000.00" and replacing it with the number "$13,000,000.00".

          *1.The definition of "Revolver Reserve" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               ""REVOLVER RESERVE": as of any date, an amount equal to the lesser of (i) the amount, if any, by which the sum determined in accordance with clause I of the definition of Revolver Borrowing Base on such date exceeds the aggregate outstanding Revolver Advances on such date and (ii) the amount, if any, by which the sum of the Term Loan A Facility (without regard to any Term Loan A borrowings made prior to or on such date) on such date and the Term Loan B Facility (without regard to any Term Loan B borrowings made prior to or on such date) on such date exceeds the sum of the Term Loan A Borrowing Base on such date and the Term Loan B Borrowing Base on such date."

          *1.The definition of "Security Documents" in Section 1.1 of the Existing Credit Agreement is hereby amended by adding in the second line thereof the words "Amendment No. 1 to Borrower Security Agreement, the Pledge Agreement," after the words "Borrower Security Agreement,".

          *1.The term "Term Loan Borrowing Base" and its related definition in Section 1.1 of the Existing Credit Agreement are hereby deleted in their entirety.

          *1.The term  "Term  Loan  Facility" and its related definition in
Section 1.1 of the Existing Credit Agreement are hereby deleted in their entirety.

          *1.The term "Term Note" and its related definition in Section 1.1 of the Existing Credit Agreement are hereby deleted in their entirety.

          A.AMENDMENTS TO SECTION 2.3. Section 2.3 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               "2.3 TERM LOAN FACILITIES. (a) Subject to the terms and conditions hereof, the Lender agrees to make a term loan to the Borrower in one advance (such advance, together with any advances made in connection with the substitution of Term Loan A Aircraft or a Term Loan A Aircraft Engine pursuant to Section 2.5(a) hereof, "TERM LOAN A") on the Closing Date in the principal amount of the lesser of
     (a) the Term Loan A Facility on such date and (b) the Term Loan A Borrowing Base on such date plus the Revolver Reserve on such date (without regard to the Term Loan B Facility or the Term Loan B Borrowing Base). Term Loan A shall be dated the Closing Date, stated to mature in the installments and amounts payable on the dates set forth in SCHEDULE 2.3A hereto, and bear interest for the period from the Closing Date on the unpaid principal amount thereof at the applicable interest rates per annum specified in Section 3. 1. All payments of principal thereof shall reduce the Term Loan A Facility on a dollar-for-dollar basis.

               (b) Subject to the terms and conditions hereof, the Lender agrees to make a term loan to the Borrower in one advance (such advance, together with any advances made in connection with the substitution of Term Loan B Aircraft or Term Loan B Aircraft Engines pursuant to Section 2.5(b) hereof, "TERM LOAN B") on the First Amendment Effective Date in the principal amount of the lesser of (a) the Term Loan B Facility on such date and (b) the Term Loan B Borrowing Base on such date. Term Loan B shall be dated the First Amendment Effective Date, stated to mature in the installments and amounts payable on the dates set forth in SCHEDULE 2.3B hereto, and bear interest for the period from the First Amendment Effective Date on the unpaid principal amount thereof at the applicable interest rates per annum specified in Section 3.1. Notwithstanding the foregoing, no payment of principal of Term Loan B scheduled to be made during the period commencing with and including month 25 and ending with and including month 35, in each case as set forth on SCHEDULE 2.3B shall be required if at the time such payment is scheduled to be made the Forced Liquidation Value of the Term Loan B Aircraft and the Term Loan B Aircraft Engines equals or exceeds 125% of the outstanding principal balance of Term Loan B. All payments of principal thereof shall reduce the Term Loan B Facility on a dollar-for-dollar basis."

          A.AMENDMENTS TO SECTION 2.4. Section 2.4 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               "2.4 PROCEDURE FOR TERM LOAN BORROWING. The Borrower shall give the Lender irrevocable notice, which notice must be received by the Lender prior to 12:00 noon, New York City time, on the requested Borrowing Date for each Term Loan, other than any advance requested to be made in connection with the substitution of Approved Aircraft pursuant to Section 2.5 (each such advance, a "Substitution Advance"), and at least ten (10) Business Days prior to the requested Borrowing Date for any Substitution Advance, in each case requesting that the Lender make such advance on the requested Borrowing Date. The amount of each such advance (including any Substitution Advance) shall be made available to the Borrower by wire transfer of immediately available funds to the Borrower's account at First Union National Bank, Jacksonville, Florida, Account No. 2090000628791, ABA No. 063000-021."

          A.AMENDMENTS TO SECTION 2.5. Section 2.5 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               "2.5 DISCRETIONARY  TERM  LOAN  ADVANCE UPON SUBSTITUTION OF
     APPROVED AIRCRAFT. (a) At the request of the Borrower and after substitution of a Term Loan A Aircraft or a Term Loan A Aircraft Engine (the "SUBSTITUTE TERM LOAN A AIRCRAFT OR ENGINE") for a Term Loan A Aircraft or a Term Loan A Aircraft Engine which has been sold or has suffered an Event of Loss within six months after repayment of Term Loan A to the extent and as required by Section 3.3(d) hereof, the Lender may make an advance in an amount equal to the lesser of (i) 80% (or such other percentage as the Lender shall determine in its sole discretion) of the Forced Liquidation Value of the Substitute Term Loan A Aircraft or Engine, less any applicable Collateral Reserve, and (ii) the amount, if any, by which (A) $3,000,000.00 MINUS all repayments of principal made, or required to have been made on or prior to the date of such advance in accordance with SCHEDULE 2.3A hereto exceeds (B) the outstanding principal balance of Term Loan A on such date (prior to the making of such advance). Each such advance, if any, shall be made in the sole and absolute discretion of the Lender and shall be deemed to comprise part of Term Loan A for all purposes hereunder and shall increase the Term Loan A Facility on a dollar-for-dollar basis. From and after the making of such advance the outstanding principal balance of Term Loan A shall include the amount of such advance, interest shall be payable on such amount, and the amount of each remaining scheduled principal repayment shall be increased by an amount equal to (x) the amount of such advance TIMES
     (y) a fraction the numerator of which is an amount equal to such scheduled principal repayment and the denominator of which is the aggregate amount of all remaining scheduled principal repayments.

               (b) At the request of the Borrower and after substitution of a Term Loan B Aircraft or a Term Loan B Aircraft Engine (the "SUBSTITUTE TERM LOAN B AIRCRAFT OR ENGINE") for a Term Loan B Aircraft or a Term Loan B Aircraft Engine which has been sold or has suffered an Event of Loss within six months after repayment of Term Loan B to the extent and as required by Section 3.3(d) hereof, the Lender may make an advance in an amount equal to the lesser of (i) 80% (or such other percentage as the Lender shall determine in its sole discretion) of the Forced Liquidation Value of the Substitute Term Loan B Aircraft or Engine, less any applicable Collateral Reserve, and
     (ii) the amount, if any, by which (A) $3,750,000.00 minus all repayments of principal made, or required to have been made on or prior to the date of such advance in accordance with SCHEDULE 2.3B hereto exceeds (B) the outstanding principal balance of Term Loan B on such date (prior to the making of such advance). Each such advance, if any, shall be made in the sole and absolute discretion of the Lender and shall be deemed to comprise part of Term Loan B for all purposes hereunder and shall increase the Term Loan B Facility on a dollar-for-dollar basis. From and after the making of such advance the outstanding principal balance of Term Loan B shall include the amount of such advance, interest shall be payable on such amount, and the amount of each remaining scheduled principal repayment shall be increased by an amount equal to (x) the amount of such advance TIMES
     (y) a fraction the numerator of which is an amount equal to such scheduled principal repayment and the denominator of which is the aggregate amount of all remaining scheduled principal repayments."

          A.AMENDMENTS TO SECTION 3.2(B). Section 3.2(b) of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               "(b) The Borrower may at any time and from time to time prepay either or both of the Term Loans, in whole or in part, without premium or penalty after giving to the Lender notice, which must be received by the Lender no later than 12:00 noon, New York City time on the date of such prepayment and which must specify the date and amount of prepayment and identify the Term Loan as to which such prepayment relates. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein with respect to the Term Loan specified therein and the amount of such payments shall be applied against scheduled repayments of principal thereof on a PRO RATA basis and shall reduce the related Term Loan Facility on a dollar-for-dollar basis."

          A.AMENDMENTS  TO  SECTION  3.3.   Paragraphs  (b), (c) and (d) of
Section 3.3 of the Existing Credit Agreement are hereby deleted in their entirety and replaced by the following:

               "(b) (i) If on any date on which a Borrowing Base Certificate is required to be delivered pursuant to Section 6.2(c), the aggregate outstanding principal amount of the Term Loans exceeds an amount equal to the sum of the Term Loan Borrowing Bases and the Revolver Reserve, the Borrower shall immediately prepay the Term Loans in an aggregate amount equal to the amount of such excess. The amount of such payment shall reduce the Term Loan Facilities on a dollar-for-dollar basis and shall be applied (A) first against the repayment of Term Loan A to the extent that the outstanding principal amount of Term Loan A exceeds the Term Loan A Borrowing Base, and then against the repayment of Term Loan B, and (B) in each such case, against scheduled repayments of principal on a PRO RATA basis.

               (ii) Without in any way  limiting  the  provisions of clause
     (i) of this Section 3.3(b), if on any day the Forced Liquidation Value of the Term Loan B Aircraft and the Term Loan B Aircraft Engines is less than 125% of the outstanding principal balance of Term Loan B on such day, the Borrower shall immediately prepay Term Loan B in an amount equal to such deficiency.

               (c) Notwithstanding the provisions of paragraphs (a) and (b) of this Section and subject to Section 3.1(b), the Lender may, in its sole and absolute discretion and without waiver of any right hereunder, permit the amount of the Revolver Advances to exceed the Revolver Borrowing Base for such time and upon such terms and conditions as it may determine.

               (d) The Borrower shall (A) immediately upon each sale of an Approved Aircraft either substitute, with the consent of the Lender (in its sole and absolute, discretion), Approved Aircraft having an aggregate Forced Liquidation Value at least equal to the Forced Liquidation Value of such sold Approved Aircraft or prepay the related Term Loan in an amount equal to the lesser of (x) 100% of the Net Proceed thereof and (y) the sum of the Revolver Reserve and the amount by which the related Term Loan Borrowing Base is reduced by such sale, and (B) within two (2) Business Days after the occurrence of any Event of Loss with respect to an Approved Aircraft prepay the related Term Loan in an amount equal to the lesser of (x) the greater of 100% of the Forced Liquidation Value of such Approved Aircraft immediately prior to such Event of Loss and the insurance proceeds received or to be received in respect thereof and (y) the sum of the Revolver Reserve and the amount by which the related Term Loan Borrowing Base is reduced by such Event of Loss. Amounts so paid shall be applied to the scheduled repayments of principal on a PRO RATA basis and shall reduce the applicable Term Loan Facility on a dollar-for-dollar basis."

          A.AMENDMENTS TO SECTION 3.5(E). The THIRD and FOURTH enumerated paragraphs of Section 3.5(e) of the Existing Credit Agreement are hereby deleted in their entirety and replaced by the following:

               "THIRD, to the payment in full of the outstanding principal of the Revolver Advances and, upon the occurrence and during the continuance of an Event of Default, at the option of the Lender, to the payment in full of the outstanding principal of either or both of the Term Loans;

               FOURTH, to the payment in full of all other Obligations then due and payable (including, without limitation, any installment of principal of either or both of the Term Loans then due and payable); and"

          A.AMENDMENTS TO SECTION 3.5(F). Clauses (ii) and (iii) of Section 3.5(f) of the Existing Credit Agreement are hereby amended by deleting the term "Term Loan Borrowing Base" wherever it occurs therein and replacing it with the term "Term Loan Borrowing Bases" in each such case.

          A.AMENDMENTS TO SECTION 3.5(G). Section 3.5(g) of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               "(g) The Borrower agrees that, upon the request by the Lender, the Borrower will execute and deliver to the Lender (i) a promissory note of the Borrower evidencing Term Loan A of the Lender, in form and substance acceptable to the Lender ("TERM NOTE A"), (ii) a promissory note of the Borrower evidencing Term Loan B of the Lender, in form and substance acceptable to the Lender ("TERM NOTE B"), and/or
     (iii) a promissory note of the Borrower evidencing the Revolver Advances of the Lender in form and substance acceptable to the Lender (a "REVOLVER NOTE")."

          A.AMENDMENTS TO SECTION 3.9(A). Section 3.9(a) of the Existing Credit Agreement is hereby amended by deleting in the last line thereof the words "the Term Loan" and replacing them with the words "Term Loan A".

          A.Amendments to Section 5.1(e). Section 5.1(e) to the Existing Credit Agreement is hereby amended by deleting in the second line thereof the words "the Term Loan" and replacing them with the words "Term Loan A".

          A.AMENDMENTS TO SECTION 6.2(C). Section 6.2(c) is hereby deleted in its entirety and replaced by the following:

               "(c) prior to 2:00 p.m., New York City time on each Business Day, a Borrowing Base Certificate showing the Revolver Borrowing Base, the Term Loan A Borrowing Base and the Term Loan B Borrowing Base (but only, (i) in the case of the Term Loan A Borrowing Base, in connection with the delivery of the first such certificate hereunder and in each case that the Term Loan A Borrowing Base changes from the amount thereof most recently reported and (ii) in the case of the Term Loan B Borrowing Base, in connection with the delivery of such certificate on the First Amendment Effective Date and in each case that the Term Loan B Borrowing Base changes from the amount thereof most recently reported), in each case as of the immediately preceding Business Day, certified as complete and correct by a Responsible Officer or any vice president on behalf of the Borrower, which Borrowing Base Certificate shall disclose daily updates of the amount of Eligible Accounts and Eligible Lease Payment Receivables, weekly updates of the amount of Eligible Inventory and the Forced Liquidation Value of Approved Aircraft when required;"

          A.AMENDMENTS TO SECTION 9.2. Section 9.2 of the Existing Credit Agreement is hereby amended by deleting the Borrower's address for notices in its entirety and replacing it with the following:

               "International Airline Support Group, Inc.
               1954 Airport Road, Suite 200
               Atlanta, Georgia 30341
               Attention:  Chief Financial Officer
               Fax:  (770) 455-7550"

          A.AMENDMENTS TO SCHEDULE I. Schedule I to the Existing Credit Agreement is hereby amended in its entirety to read as is set forth on
Schedule I hereto.

          A.AMENDMENTS TO SCHEDULE 1.1. Schedule 1.1 to the Existing Credit Agreement is hereby amended in its entirety to read as is set forth on
Schedule 1.1 hereto.

          A.AMENDMENTS TO SCHEDULE 2.3. Schedule 2.3 to the Existing Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.3A, which shall read as is set forth on Schedule 2.3A hereto, and
Schedule 2.3B, which shall read as is set forth or Schedule 2.3B hereto.

          A.AMENDMENTS TO SCHEDULE 4.19. Schedule 4.19 to the Existing Credit Agreement is hereby amended in its entirety to read as is set forth on Schedule 4.19 hereto.

                                ****ARTII.
                                  Waiver

          A.WAIVER. The Lender hereby waives any Default or Event of Default arising as a result of the failure by the Borrower to comply with or to satisfy the requirements of Section 7.18 of the Existing Credit Agreement, but only with respect to the Aircraft Acquisition.

                                ****ARTII.
                        Conditions to Effectiveness

          This Amendment, and the modifications to the Credit Agreement provided for herein, shall become effective on the date (the "FIRST AMENDMENT EFFECTIVE DATE") on which all of the following conditions have been (or are concurrently being) satisfied:

          A.The following documents shall have been executed and delivered by each party thereto:

          *a)this Amendment;

          *a)Amendment No. I to Borrower Security Agreement;

          *a)the Term Loan B Aircraft Chattel Mortgages;

          *a)the Emery Aircraft Lease Supplements;

          *a)the Emery Consent and Agreement;

          *a)the Term B Note;

          *a)the Pledge Agreement; and

          *a)all Uniform Commercial Code financing statements on Form UCC-1 and UCC-3 required by the Lender.

          A.The Lender shall have received executed legal opinions of King & Spalding, special counsel to the Borrower, in form and substance satisfactory to the Lender and taking into account this Amendment and the matters contemplated hereby (including, without limitation, opinions with respect to the validity of the First Amendment Documents and the effectiveness of UCC filings in each state where Collateral described therein is located). Such legal opinion shall cover such matters incident to the transactions contemplated by this Amendment and the other First Amendment Documents as the Lender may reasonably require.

          A.The Lender shall have received the executed legal opinion of Daugherty, Fowler & Peregrin, special FAA counsel to the Borrower, in form and substance satisfactory to the Lender taking into account this Amendment and the matters contemplated hereby (including, without limitation, opinions as to the effectiveness of the filing of the Term Loan B Aircraft Chattel Mortgages and the Emery Aircraft Lease Supplements with the FAA). Such legal opinion shall cover such matters incident to the transactions contemplated by this Amendment and the other First Amendment Documents as the Lender may reasonably require.

          A.The Lender shall have received a copy, in form and substance reasonably satisfactory to the Lender, of the corporate resolutions of the Borrower, authorizing the Aircraft Acquisition and the execution, delivery and performance of this Amendment and the other First Amendment Documents to which the Borrower is a party, certified by the Secretary or an Assistant Secretary of the Borrower as of the First Amendment Effective Date, which certificates shall state that the resolutions or authorizations thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

          A.The Lender shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the First Amendment Effective Date, as to the incumbency and signature of the officer(s) of the Borrower executing each First Amendment Document to which it is a party and any certificate or other document to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          A.The Lender shall have received certificates from the Borrower, stating that its Governing Documents have not been amended since September 30, 1996.

          A.The Lender shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower in the State of its organization and in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as foreign corporation or other entity except where the failure to so qualify would not have a Material Adverse Effect.

          A.The Lender shall have received all chattel paper original copies of the Emery Leases and all documents required to be delivered under Article Three of each of the Term Loan B Aircraft Chattel Mortgages.

          A.Each of the representations and warranties made by the Borrower in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

          A.Except as provided for in Article IV, no Default or Event of Default shall have occurred and be continuing.

          A.All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the First Amendment Documents, the Existing Credit Agreement, the Credit Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

          A.The Lender shall have received a Borrowing Base Certificate showing the Revolver Borrowing Base, the Term Loan A Borrowing Base and the Term Loan B Borrowing Base, in each case as of the Business Day immediately preceding the First Amendment Effective Date, with appropriate insertions and dated the First Amendment Effective Date, satisfactory in form and substance to the Lender, executed by a Responsible Officer or any Vice President of the Borrower.

          A.The Lender shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 6.6 of the Existing Credit Agreement and Section 5(o) of the Borrower Security Agreement shall have been satisfied with respect to the Term Loan B Aircraft.

          A.The Lender shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed Aircraft Chattel Mortgages with the FAA and financing statements on forms UCC-1, necessary or, in the opinion of the Lender, desirable to perfect the Liens created by the Security Documents with respect to the Term Loan B Aircraft shall have been completed.

          A.The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Lender, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower is be a party.

                                ****ARTII.
                               Miscellaneous

          A.CLOSING FEE; PAYMENT OF EXPENSES. On the First Amendment Effective Date, the Borrower shall pay to the Lender in immediately available funds a fee equal to $50,000.00 (which shall be in addition to all fees paid to the Lender prior to the execution and delivery of this Amendment). The Lender is hereby authorized to withhold the amount of such fee from the proceeds of Term Loan B.

          *1.Without limiting its obligations under Section 9.5 of the Existing Agreement, the Borrower agrees to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with this Amendment and the other First Amendment Documents, including, without limitation, the reasonable costs and expenses of Cadwalader, Wickersham & Taft, counsel to the Lender and expressly acknowledge that their obligations hereunder constitute "Obligations" within the meaning of the Existing Credit Agreement.

          A.NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect.

          A.ACKNOWLEDGMENT. The Borrower hereby acknowledges that the Emery Consent and Agreement constitutes a Consent and Agreement under the Agreement and each of the Term Loan B Aircraft Chattel Mortgages constitutes an Aircraft Chattel Mortgage under the Agreement.

          A.AFFIRMATION BY BORROWER. The Borrower hereby consents to the execution and delivery of this Amendment and each of the other First Amendment Documents to which Borrower is a party and reaffirms its obligations under the Credit Documents.

          A.GOVERNING  LAW;  COUNTERPARTS.   This Amendment and the  rights
and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          *1.This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Amendment signed by all the parties shall be lodged with the Borrower and the Lender. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                         [SIGNATURE PAGE FOLLOWS ]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                 INTERNATIONAL AIRLINE SUPPORT
                                 GROUP, INC.

                                 By:
                                   Name:
                                   Title:



                                 BNY FINANCIAL CORPORATION

                                 By:
                                   Name:
                                   Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                 INTERNATIONAL AIRLINE SUPPORT
                                 GROUP, INC.

                                 By:
                                   Name:
                                   Title:



                                 BNY FINANCIAL CORPORATION

                                 By:
                                   Name:
                                   Title:

SCHEDULE I


               APPROVED AIRCRAFT, APPROVED AIRCRAFT LEASES,
               PERMITTED JURISDICTIONS AND PERMITTED LESSEES


TERM LOAN A AIRCRAFT:

     DESCRIPTION             REGISTRATION NO. MANUFACTURER SERIAL NO.

1.   Boeing B-727-100F        N723JE                18896{1}
2.   McDonnell Douglas DC9-14 N949L                 45844
3.   McDonnell Douglas DC9-15F N9357                47156

TERM LOAN A ENGINES

     DESCRIPTION              MANUFACTURER SERIAL NO.

1.   Pratt & Whitney JT8D-7   657462
2.   Pratt & Whitney JT8D-7   654823
3.   Pratt & Whitney JT8D-7   649055
4.   Pratt & Whitney JT8D-7   653893
5.   Pratt & Whitney JT8D-7   656961
6.   Pratt & Whitney JT8D-7   653327
7.   Pratt & Whitney JT8D-7   655163{2}
8.   Pratt & Whitney JT8D-7   654475{3}
9.   Pratt & Whitney JT8D-7   653700{4}
10.  Pratt & Whitney JT8D-9   666227{5}
11.  Pratt & Whitney JT8D-9   687850{6}
12.  Pratt & Whitney JT8D-9   687868{7}
13.  Pratt & Whitney JT8D-9   687869{8}

TERM LOAN B AIRCRAFT

______________________
{1}  Pending Sale
{2}  Pending Sale
{3}  Pending Sale
{4}  Pending Sale
{5}  Pending Purchase
{6}  Pending Purchase
{7}  Pending Purchase
{8}  Pending Purchase

DESCRIPTION                  REGISTRATION NO.  MANUFACTURER SERIAL NO.

1.   Boeing B-727-044F       N94GS               18892
2.   Boeing B-727-031 F      N210NE              18903
3.   Boeing B-727-031 F      N220NE              18905

TERM LOAN B ENGINES

DESCRIPTION                  MANUFACTURER SERIAL NO.

1.   Pratt & Whitney JT8D-7  654550
2.   Pratt & Whitney JT8D-7  655463
3.   Pratt & Whitney JT8D-7  649033
4.   Pratt & Whitney JT8D-7  654150
5.   Pratt & Whitney JT8D-7  654055
6.   Pratt & Whitney JT8D-7  655321
7.   Pratt & Whitney JT8D-7  648897
8.   Pratt & Whitney JT8D-7  649406
9.   Pratt & Whitney JT8D-7  649368

APPROVED AIRCRAFT LEASES:

1.   Property   subject  to  lease:   (1)   Boeing   B-727-100F   freighter
     aircraft,{9} (3) Pratt & Whitney JT8D engines and other related equipment.

Lessee:   Custom Air Holdings, Inc.
Term:     Month to Month
Amount: $40,000 per month plus engine reserves of $60 per engine per flight hour or cycle, whichever is greater per engine (total of $180 for all three engines), and airframe reserves of $70 per flight hour.

2. Property subject to lease: (1) Boeing 727-044F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: February 17, 1994 through February 17, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.

3. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.
______________________
{9} Pending Sale

Lessee: Emery Worldwide Airlines, Inc.
Term: September 22, 1993 through September 22, 1998, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.

4. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: September 23, 1993 through September 23, 1998, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.

PERMITTED JURISDICTIONS:

     WITH RESPECT TO APPROVED AIRCRAFT:

          Canada
          United States of America (including the continental U.S. and Alaska, Hawaii
and
the U.S. Virgin Islands
          United States of Mexico

     WITH RESPECT TO ELIGIBLE ACCOUNTS:

          Canada
          United States of America (including the continental U.S. and Alaska, Hawaii
and
the U.S. Virgin Islands

     WITH RESPECT TO ELIGIBLE LEASE PAYMENT RECEIVABLES:

          Canada
          United States of America (including the continental U.S. and Alaska, Hawaii
and                                                                     the
U.S. Virgin Islands
          United States of Mexico


PERMITTED LESSEES:

1. Property subject to lease: (1) Boeing B-727-100F freighter aircraft and (3) Pratt & Whitney JT8D engines and other related equipment

Lessee:   Custom Air Holdings, Inc.
Term:     Month to Month
Amount: $40,000 per month plus engine reserves of $60 per engine per flight hour or cycle, whichever is greater per engine (total of $180 for all three engines), and airframe reserves of $70 per flight hour.

2. Property subject to lease: (1) Boeing 727-044F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: February 17, 1994 through February 17, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

3. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: September 22, 1993 through September 22, 1998, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

4. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Tenn: September 23, 1993 through September 23, 1998, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

5.   Add Express One
          (See Schedule 1.1. Item 5)

                               SCHEDULE 1.1


              AIRCRAFT, AIRCRAFT ENGINES AND AIRCRAFT LEASES


AIRCRAFT AND AIRCRAFT ENGINES:

     DESCRIPTION             REGISTRATION NO. MANUFACTURER SERIAL NO.

1.   Aircraft:
     Boeing B-727-100F{10}   N723JE              18896
     AIRCRAFT ENGINES:
     Pratt & Whitney JT8D engine{11}             655163
     Pratt & Whitney JT8D engine{12}             654475
     Pratt & Whitney JT8D engine{13}             653700

2.   AIRCRAFT:
     McDonnell Douglas DC9-14 N949L              45844
     AIRCRAFT ENGINES:
     Pratt & Whitney JT8D engine                 656961
     Pratt & Whitney JT8D engine                 653327

3.   AIRCRAFT:
     McDonnell Douglas DC9-15F N9357             47156
     AIRCRAFT ENGINES:
     Pratt & Whitney JT8D engine                 653893
     Pratt & Whitney JT8D engine                 649055

4.   AIRCRAFT ENGINES:
     Pratt & Whitney JT8D engine 654823
     Pratt & Whitney JT8D engine 657243

5.   AIRCRAFT:
     Boeing 727-044F         N94GS               18892
     AIRCRAFT ENGINE:
     Pratt & Whitney JT8D-7 engine               654550
     Pratt & Whitney JT8D-7 engine               655463
     Pratt & Whitney JT8D-7 engine               649033
_________________________
{10} Pending Sale
{11} Pending Sale
{12} Pending Sale
{13} Pending Sale

6.   AIRCRAFT:
     Boeing 727-031F N210NE 18903
     AIRCRAFT ENGINES:
     Pratt & Whitney JT8D-7  engine 654150
     Pratt & Whitney JT8D-7  engine              654055
     Pratt & Whitney JT8D-7  engine              655321

7.   AIRCRAFT:
     Boeing 727-031F N220NE 18905
     AIRCRAFT ENGINES:
     Pratt & Whitney JT8D-7  engine 648897
     Pratt & Whitney JT8D-7  engine              649406
     Pratt & Whitney JT8D-7  engine              649368

8.   AIRCRAFT ENGINES:
     Pratt & Whitney JT8D-9  engine {14} 666227
     Pratt & Whitney JT8D-9  engine {15}          689850
     Pratt & Whitney JT8D-9  engine {16}          687868
     Pratt & Whitney JT8D-9  engine {17          } 687869





_______________________

{14} Pending Purchase
{15} Pending Purchase
{16} Pending Purchase
{17} Pending Purchase

AIRCRAFT LEASES:

1. Property subject to lease: (1) Boeing B-727-100F freighter aircraft, Serial No. 18996 and (3) Pratt & Whitney JT8D engines, Serial Nos. 655163, 654475 and 653700, and other related equipment

Lessee:   Custom Air Holdings, Inc.
Term:     Month to Month
Amount: $40,000 per month plus engine reserves of $60 per engine per flight hour or cycle, whichever is greater per engine (total of $180 for all three engines), and airframe reserves of $70 per flight hour.

2. Property subject to lease: (1) Boeing 727-044F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: February 17, 1994 through February 17, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

3. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: September 22, 1993 through September 22, 1998, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 flight hour.
Sublessee: Ryan International Airlines

     4. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: September 23, 1993 through September 23, 1998, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

5. Property subject to lease: (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Express One International, Inc.
Term: _________ through ____________ in accordance with Section 2.2 of the Lease.
Amount: $8,000 per engine per month plus $65 per operating cycle or hour per engine (whichever is greater).

                               SCHEDULE 2.3A

                 TERM LOAN A PRINCIPAL REPAYMENT SCHEDULE

PRINCIPAL                    PRINCIPAL
PAYMENT DATE:                AMOUNT DUE:

October 31, 1996             $33,333.00
November 30, 1996            $33,333.00
December 31, 1996            $33,333.00
January 31, 1997             $33,333.00
February 28, 1997            $33,333.00
March 31, 1997               $33,333.00
April 30, 1997               $33,333.00
May 31, 1997                 $33,333.00
June 30, 1997                $33,333.00
July 31, 1997                $33,333.00
August 31, 1997              $33,333.00
September 30, 1997           $33,333.00

October 31, 1997             $41,666.00
November 30, 1997            $41,666.00
December 31, 1997            $41,666.00
January 31, 1998             $41,666.00
February 28, 1998            $41,666.00
March 31, 1998               $41,666.00
April 30, 1998               $41,666.00
May 31, 1998                 $41,666.00
June 30, 1998                $41,666.00
July 31, 1998                $41,666.00
August 31, 1998              $41,666.00
September 30, 1998           $41,666.00

October 31, 1998             $50,000.00
November 30, 1998            $50,000.00
December 31, 1998            $50,000.00
January 31, 1999             $50,000.00
February 28, 1999            $50,000.00
March 31, 1999               $50,000.00
April 30, 1999               $50,000.00
May 31, 1999                 $50,000.00
June 30, 1999                $50,000.00
July 31, 1999                $50,000.00
August 31, 1999              $50,000.00

                 TERM LOAN A PRINCIPAL REPAYMENT SCHEDULE

PRINCIPAL                    PRINCIPAL
PAYMENT DATE:                AMOUNT DUE:
September 30, 1999           $50,000.00

October 31, 1999             $58,333.00
November 30, 1999            $58,333.00
December 31, 1999            $58,333.00
January 31, 2000             $58,333.00
February 29, 2000            $58,333.00
March 31, 2000               $58,333.00
April 30, 2000               $58,333.00
May 31, 2000                 $58,333.00
June 30, 2000                $58,333.00
July 31, 2000                $58,333.00
August 31, 2000              $58,333.00
September 30, 2000           $58,333.00

October 31, 2000             $66,666.00
November 30, 2000            $66,666.00
December 31, 2000            $66,666.00
January 31, 2001             $66,666.00
February 28, 2001            $66,666.00
March 31, 2001               $66,666.00
April 30, 2001               $66,666.00
May 31, 2001                 $66,666.00
June 30, 2001                $66,666.00
July 31, 2001                $66,666.00
August 31, 2001              $66,666.00
September 30, 2001           $66,666.00

                               SCHEDULE 2-3B
                 TERM LOAN B PRINCIPAL REPAYMENT SCHEDULE

PRINCIPAL                    PRINCIPAL
PAYMENT DATE                 AMOUNT DUE

March 31, 1997
April 30, 1997               $85,000.00
May 31, 1997                 $85,000.00
June 30, 1997                $85,000.00
July 31, 1997                $85,000.00
August 31, 1997              $85,000.00
September 30,  1997          $85,000.00
October 31, 1997             $85,000.00
November 30, 1997            $85,000.00
December 31, 1997            $85,000.00
January 31, 1998             $85,000.00
February 28, 1998            $85,000.00
March 31, 1998               $85,000.00

April 30, 1998               $95,000.00
May 31, 1998                 $95,000.00
June 30, 1998                $95,000.00
July 31, 1998                $95,000.00
August 31, 1998              $95,000.00
September 30, 1998           $95,000.00
October 31, 1998             $95,000.00
November 30, 1998            $95,000.00
December 31, 1998            $95,000.00
January 31, 1999             $95,000.00
February 28, 1999            $95,000.00
March 31, 1999               $95,000.00

April 30, 1999                 $0.00
May 1, 1999                    $0.00
June 30, 1999                  $0.00
July 31, 1999                  $0.00
August 31, 1999                $0.00
September 30, 1999             $0.00
October 31, 1999               $0.00
November 30, 1999              $0.00
December 31, 1999              $0.00
January 31, 2000               $0.00
February 29, 2000              $0.00

PRINCIPAL                      PRINCIPAL
PAYMENT DATE                   AMOUNT DUE

March 31, 2000                 $1,590,000.00

SCHEDULE 4.19

                   International Airline Support Group, Inc.

                        Schedule of Insurance Policies

                                   1996-1997



     COVERAGE          LIMITS   TERM                          EXPIRES BROKER INSURER POLICY NO

Aviation            $10,000,000  1                            07/01/97 Nation 100% National AP 3383087-
Premises/Products   any one      yr          Air   Union Fire                 01
Liability           accident                       Insurance Co.
                    combined
                    single limit

Aviation Parts      $10,000,000  1                            07/01/97 Nation 100% National AV 3383086-
Coverage            any one      yr          Air   Union Fire                 01
                    occurrence                     Insurance Co.
Deductible          $2,500
                    each and
                    every loss

Commercial Property              1                            06/10/97 Hamilton 100% Crum & 505046326
- Florida                        yr.       Dorsey  Forster
      8095 NW 64th  $650,000
St.                 $500,000
Real Property       $100,000
Endorsement -       $75,000
Building            $75,000
Personal Property   $125,000
Valuable Papers &                                             06/01/97 505046326
Records             $10,000               Hamilton
EDP - Hardware                             Dorsey
EDP - Software                                     100% Crumm &
Extra Expense                                      Forster
Commercial Property
- Atlanta
Personal Property

Flood                            1                            09/16/97 100% Bankers 9000724613402
      8095 NW 64th               yr.               Insurance Group
St.                 $250,000
Building            $0
Contents

Worker's            $100,000     1                            08/19/97 100% 00914-000
Compensation &      BI by        yr.               Riscorp/Commerce
Employers Liability Accident/Each                  Mutual
- Florida           accident
                    $500,000
                    BI by
                    Disease/Policy
                    Limit
                    $100,000
                    BI by
                    Disease/Each
                    Employee

Commercial Auto -   $1,000,000   1                            06/01/97 Hamilton 100% Crum & BINDER46064
Florida             Combined     yr.       Dorsey  Forster
                    single
Policy includes:    limit/
FLORIDA             each
80 Mack Flat Bed    accident
#0140 (Liability    $2,500
only)               PIP - Texas
97 Chev Van #7168   $1,000,000
96 Chev 3/4 Ton P/U Uninsured
#6645               Motorist-
                    Fl,Tx
                    $1,000,000
                    Hired &
                    nonowned
                    ACV
                    Comprehensive
                    & Collision
                    DEDUCTIBLE
                    $250 -
                    Comprehensive
                    $1,000 -
                    Collision

Crime Policy -      $20,000      3                            06/16/97 Fidelity & 3062974
Pension Plan Bond                yrs.              Deposit
Employee Dishonesty
- 401(k) Plan

Disability          $5,640.00                      Northwestern          D921753
Insurance Policy    Monthly                        Mutual Life
                    Benefit



                                      -2-